UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2017

AYTU BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53121	47-0883144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206, Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 437-6580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2017, we entered into an employment agreement with each of Joshua R. Disbrow and Jarrett T. Disbrow, each effective April 16, 2017. The agreements are identical, except for the positon that each executive is to occupy, and are identical to the two-year employment agreements entered into effective April 16, 2015. Joshua Disbrow is currently our Chief Executive Officer and Jarrett Disbrow is currently our Chief Operating Officer. Each will occupy the same position during the term of his respective agreement, and Joshua Disbrow will also serve as our Chairman of the Board during the term of his agreement.

Each agreement is for a term of 24 months beginning on April 16, 2017, subject to termination by us with or without Cause (as defined below) or as a result of the officer’s disability, or by the officer with or without Good Reason (as defined below). Each officer is entitled to receive $250,000 in annual salary, plus a discretionary performance bonus with a target of 125% of his base salary, based on the officer’s individual achievements and company performance objectives established by the board or the compensation committee in consultation with the officer. Each officer is also eligible to participate in the benefit plans maintained by us from time to time, subject to the terms and conditions of such plans.

We agreed to issue each officer on or promptly after August 1, 2017 stock options to purchase shares of our common stock in an amount agreed upon by us and the officer, but not less than the highest amount of options issued to any other employee of our company during the term. The exercise price will be the last sale price of our common stock as reported during the period immediately preceding the date of grant, and in accordance with our 2015 Stock Option and Incentive Plan, and will vest as follows: 50% will vest on the date of grant; 25% will vest 365 days after the date of grant; and 25% will vest 730 days after the date of grant. All such options will vest in full upon a Change in Control (as defined below), death, disability, or termination with or without Cause or for Good Reason.

In the event either officer’s employment is terminated without Cause by us or either officer terminates his employment with Good Reason, we will be obligated to pay him any accrued compensation and a lump sum payment equal to two times his base salary in effect at the date of termination, as well as continued participation in our health and welfare plans for up to two years. All vested stock options will remain exercisable from the date of termination until the expiration date of the applicable award. So long as a Change in Control is not in effect, then all options which are unvested at the date of termination without Cause or for Good Reason shall be accelerated as of the date of termination such that the number of option shares equal to 1/24th the number of option shares multiplied by the number of full months of the officer’s employment will be deemed vested and immediately exercisable by the officer. Any unvested options over and above the foregoing shall be cancelled and of no further force or effect, and will not be exercisable by the officer.

“Good Reason” means, without the officer’s written consent, there is:

•	a material reduction of the level of the officer’s compensation (excluding any bonuses) (except where there is a general reduction applicable to the management team generally, provided, however, that in no case may the base salary be reduced below $250,000);

•	a material reduction in the officer’s overall responsibilities or authority, or scope of duties (it being understood that the occurrence of a Change in Control shall not, by itself, necessarily constitute a reduction in the officer’s responsibilities or authority); or
•	a material change in the principal geographic location at which the officer must perform his services (it being understood that the relocation to a facility or a location within 40 miles of the State Capitol Building in Denver, Colorado will not be deemed material).

 “Cause” means:

•	willful malfeasance or willful misconduct by the officer in connection with his employment;
•	gross negligence in performing any of his duties;
•	conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any crime, other than a traffic violation which is a misdemeanor;
•	willful and deliberate violation of any of our policies;
•	unintended but material breach of any written policy applicable to all employees adopted by us which is not cured to the reasonable satisfaction of the board within 30 days of notice;
•	unauthorized use or disclosure of any of our proprietary information or trade secrets or that of any other party as to which the officer owes an obligation of nondisclosure as a result of the officer’s relationship with us;
•	willful and deliberate breach of his obligations under the employment agreement; or
•	any other material breach by officer of any of his obligations which is not cured to the reasonable satisfaction of the board within 30 days of notice.

The severance benefits described above are contingent on each officer executing a general release of claims.

In the event of a Change in Control, all stock options, restricted stock and other stock-based grants granted or may be granted in the future by us to the officers will immediately vest and become exercisable and all restrictions thereon will lapse.

“Change in Control” means the occurrence of any of the following events:

•	the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (the “Acquiring Person”), other than our company, or any of our subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power or economic interests of our then outstanding voting securities entitled to vote generally in the election of directors (excluding any issuance of securities by us in a transaction or series of transactions made principally for bona fide equity financing purposes); or
•	the acquisition of our company by another entity by means of any transaction or series of related transactions to which we are party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any issuance of securities by us in a transaction or series of transactions made principally for bona fide equity financing purposes) other than a transaction or series of related transactions in which the holders of our voting securities outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, as a result of shares in us held by such holders prior to such transaction or series of related transactions, at least a majority of the total voting power represented by our outstanding voting securities or such other surviving or resulting entity (or if we or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); or

•	the sale or other disposition of all or substantially all of our assets in one transaction or series of related transactions.

The employment agreements are filed as Exhibits 10.1 and 10.2 to this Report and are incorporated herein by reference. The foregoing description of the employment agreements is not complete and is qualified in its entirety by reference to Exhibits 10.1 and 10.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective as of April 16, 2017, between Aytu BioScience, Inc. and Joshua R. Disbrow.

10.2	Employment Agreement, effective as of April 16, 2017, between Aytu BioScience, Inc. and Jarrett T. Disbrow.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2017	AYTU BIOSCIENCE, INC.

/s/ Gregory A. Gould
	Name: Title:	Gregory A. Gould Chief Financial Officer